                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Amerada Hess Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            Amerada Hess Corporation
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                            AMERADA HESS CORPORATION
                          1185 AVENUE OF THE AMERICAS
                              NEW YORK, N.Y. 10036

                                                                  March 28, 1995

Dear Stockholder:

     The Annual Meeting of Stockholders will be held at the Hess Office Building, 1 Hess Plaza, Route 9, Woodbridge, New Jersey, on Wednesday, May 3, 1995, at 2:00 P.M., local time. The formal Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, outline the action to be taken by the stockholders at the meeting.

     You are cordially invited to attend this meeting. The Hess Office Building may be reached, if you travel by car, from Exits 127 (northbound) and 129 (southbound) of the Garden State Parkway or Exit 11 of the New Jersey Turnpike or, if you travel by train, from the Metropark station in Iselin, New Jersey.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. ACCORDINGLY, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR COOPERATION WILL BE APPRECIATED.

                                Sincerely yours,

        /s/ Leon Hess                                  /s/ Robert F. Wright
       Chairman of the Board,                             President and
Chairman of the Executive Committee                   Chief Operating Officer
     and Chief Executive Officer


                                /s/ John B. Hess
                                Senior Executive
                                 Vice President

                            AMERADA HESS CORPORATION
                          1185 AVENUE OF THE AMERICAS
                              NEW YORK, N.Y. 10036

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      WEDNESDAY, MAY 3, 1995, AT 2:00 P.M.

To the Stockholders:

     The Annual Meeting of Stockholders of Amerada Hess Corporation will be held at the Hess Office Building, 1 Hess Plaza, Route 9, Woodbridge, New Jersey, on Wednesday, May 3, 1995, at 2:00 P.M., local time, for the following purposes:

       1. To elect six directors for the ensuing three-year term (pages 1 to 14 of Proxy Statement);

       2. To act upon the ratification of the selection by the Board of Directors of Ernst & Young LLP as independent auditors (page 15); and

       3. To transact any other business which properly may be brought before the meeting.

     All stockholders are cordially invited to attend, although only stockholders of record at the close of business on March 13, 1995 will be entitled to vote at the meeting.

                      By order of the Board of Directors,

                                 Carl T. Tursi
                                   Secretary

New York, New York
March 28, 1995

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED.

                            AMERADA HESS CORPORATION
                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Amerada Hess Corporation (the "Corporation") for use at the Annual Meeting of Stockholders (the "Annual Meeting") on May 3, 1995, at 2:00 P.M., local time.

     The Corporation's principal executive office is located at 1185 Avenue of the Americas, New York, New York 10036. The approximate date on which this Proxy Statement is first being sent to stockholders is March 28, 1995.

     You may revoke the proxy at any time prior to its use by delivering a written notice to the Secretary of the Corporation, by executing a later-dated proxy in a form permitted under Delaware law, or by attending the Annual Meeting and voting in person. Proxies in the form enclosed, unless revoked prior to the closing of polls for each matter upon which the stockholders will be entitled to vote at the Annual Meeting, will be voted at the Annual Meeting in accordance with the specifications made by you thereon or, in the absence of such specifications, for the election of directors nominated herein and the proposal to ratify the selection of Ernst & Young LLP ("Ernst & Young") as independent auditors for the fiscal year ending December 31, 1995.

     Holders of record of Common Stock, par value $1.00 per share ("Common Stock"), of the Corporation at the close of business on March 13, 1995 will be entitled to vote at the Annual Meeting. Each share of Common Stock will be entitled to one vote. On March 13, 1995, there were 92,992,755 shares of Common Stock outstanding. There are no other voting securities of the Corporation outstanding. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, six directors are to be elected to serve for a term of three years and until their successors are elected and qualified. It is intended that proxies will be voted for the nominees set forth herein. Election of directors shall be had by a plurality of the votes cast. Accordingly, abstentions and broker non-votes will not affect tabulation of the vote for directors. Although it is expected that all candidates will be able to serve, if one or more are unable to do so, the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board of Directors unless it reduces the number of directors to be elected.

     The table below presents information as of February 1, 1995 on the nominees for election as directors of the Corporation and the directors continuing in their respective terms of office:

                             NOMINEES FOR DIRECTOR
                                    Class I
                      For Three-Year Term Expiring in 1998

                               PRINCIPAL OCCUPATION               DIRECTOR
         NAME                 AND BUSINESS EXPERIENCE      AGE      SINCE         OTHER DIRECTORSHIPS
- -----------------------   ------------------------------- -----   ---------   ---------------------------
Marco B. Bianchi.......   Senior Vice President             55      1988                --
Nicholas F. Brady......   Chairman, Darby Overseas          64      1994      Capital Cities/ABC, Inc.
                            Investments, Ltd. (Investment                     Christiana Companies, Inc.
                            firm);                                            H.J. Heinz Company
                            Former Secretary of the                           Director or trustee of 27
                            United States Department of                         Templeton mutual funds
                            the Treasury;
                            Former Chairman of the Board,
                            Dillon, Read & Co. Inc.
                            (Investment banking firm)
J. Barclay Collins II..   Executive Vice President and      50      1986      Dime Bancorp, Inc.
                            General Counsel
Leon Hess..............   Chairman of the Board, Chairman   80      1968                --
                            of the Executive Committee
                            and Chief Executive Officer
Thomas H. Kean.........   President, Drew University;       59      1990      ARAMARK Corporation
                            Former Governor of the                            Bell Atlantic Corporation
                            State of New Jersey                               Beneficial Corporation
                                                                              Fiduciary Trust Company
                                                                                International
                                                                              United HealthCare
                                                                                Corporation
H. W. McCollum.........   Chairman of the Finance           81      1969                --
                            Committee

               MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

                                    Class II
                             Term Expiring in 1996

                               PRINCIPAL OCCUPATION               DIRECTOR
         NAME                 AND BUSINESS EXPERIENCE      AGE      SINCE         OTHER DIRECTORSHIPS
- -----------------------   ------------------------------  -----   ---------   ---------------------------
Bernard T. Deverin.....   Former Executive Vice President   69      1971                --
                            of the Corporation
Edith E. Holiday.......   Attorney; Former Assistant to     42      1993      Bessemer Trust Company,
                            the President of the United                         N.A.
                            States and Secretary of the                       Bessemer Trust Company of
                            Cabinet;                                            New Jersey
                            Former General Counsel,                           Hercules, Incorporated
                            United States Department of                       H.J. Heinz Company
                            the Treasury

                               PRINCIPAL OCCUPATION               DIRECTOR
         NAME                 AND BUSINESS EXPERIENCE      AGE      SINCE         OTHER DIRECTORSHIPS
- -----------------------   ------------------------------  -----   --------   ---------------------------
W. S. H. Laidlaw.......   Executive Vice President          39      1994                --
Roger B. Oresman.......   Consulting Partner,               74      1969                --
                            Milbank, Tweed,
                            Hadley & McCloy
                            (Attorneys)
Richard B. Sellars.....   Former Chairman of the Board      79      1980                --
                            and Chief Executive Officer,
                            Johnson & Johnson
Robert F. Wright.......   President and Chief Operating     69      1981                --
                            Officer

                                   Class III
                             Term Expiring in 1997

                               PRINCIPAL OCCUPATION               DIRECTOR
         NAME                 AND BUSINESS EXPERIENCE      AGE      SINCE         OTHER DIRECTORSHIPS
- -----------------------   ------------------------------- -----   --------   ---------------------------
Peter S. Hadley........   Former Senior Vice President,     66      1991                --
                            Metropolitan Life Insurance
                            Company
John B. Hess...........   Senior Executive Vice President   40      1978                --
William A. Pogue.......   Former Chairman of the Board      67      1989      Bethlehem Steel
                            and Chief Executive Officer,                        Corporation
                            CBI Industries, Inc.                              Nalco Chemical Company
                            (Company operating in diver-
                            sified businesses, including
                            construction of metal plate
                            structures and other con-
                            tracting services, industrial
                            gases, and oil transport and
                            storage)
Michael W. Press.......   Executive Vice President;         47      1994                --
                            Former Senior Vice President,
                            BP Oil Company
John Y. Schreyer.......   Executive Vice President and      55      1990                --
                            Chief Financial Officer
William I. Spencer.....   Independent Consultant;           77      1982                --
                            Former President and Chief
                            Administrative Officer,
                            Citicorp and Citibank, N.A.

     All of the nominees and directors named above have held substantially the positions or former positions indicated for the past five years, except as described below. Mr. Brady served as Secretary of the United States Department of the Treasury from 1988 to 1993. Prior to his election as a Director and Executive Vice President of the Corporation in October 1994, Mr. Press was a Senior Vice President of BP Oil Company, a unit of The British Petroleum Company p.l.c. which is responsible for supply and trading, refining, marketing and transportation of crude oil and petroleum products. From 1990 until 1993, Ms. Holiday served as an assistant to President Bush and prior thereto in several senior positions in the United States Department of the Treasury. Mr. Hadley retired as Senior Vice President of Metropolitan Life Insurance Company in May 1991 and was elected a director of the Corporation in June 1991. Prior to his election as Director and Executive Vice President of the Corporation in July 1990, Mr. Schreyer was a partner in the accounting firm of Ernst & Young.

     Leon Hess is John B. Hess' father. Leon Hess may be deemed to be a control person of the Corporation by virtue of his stock ownership. See "Ownership of Equity Securities by Management."

     The Audit Committee of the Board of Directors is composed of William I. Spencer, Chairman, Edith E. Holiday, Thomas H. Kean, William A. Pogue and Richard B. Sellars. The Audit Committee met four times in 1994, once in connection with 1993 business, and three times in connection with 1994 business. The Audit Committee reviews the audit plan developed by the Corporation's independent auditors in connection with their annual audit of the Corporation's financial statements, the results of audits performed by the Corporation's independent auditors, the independent auditors' charges to the Corporation, the response of management of the Corporation to management letters issued by the Corporation's independent auditors, current accounting rules and changes therein, the operations of the Corporation's internal audit department and the Corporation's audited financial statements. The Audit Committee also recommends the selection of independent auditors to the Board of Directors each year.

     The Board of Directors' Compensation and Incentive Awards Committee is composed of Leon Hess, Chairman, Peter S. Hadley, William A. Pogue and William
I. Spencer. This Committee, which met three times in 1994, approves and administers the Corporation's compensation policies for executive officers and approves the compensation of the Chief Executive Officer and in connection therewith makes awards of restricted Common Stock and book value appreciation units under the Corporation's Executive Long-Term Incentive Compensation and Stock Ownership Plan. The Board of Directors of the Corporation does not have a nominating committee.

     The Board of Directors met twelve times in 1994, and each director attended at least 75% of the aggregate of all Board of Directors' meetings and all meetings of committees of the Board of Directors on which he or she served during 1994.

CERTAIN TRANSACTIONS AND OTHER INFORMATION

     The Corporation retained Milbank, Tweed, Hadley & McCloy, of which Mr. Oresman was a partner through 1990 and is currently a consulting partner, to provide legal services in 1994. It is expected that the Corporation's dealings with this firm will continue in 1995.

     In March 1994, one of the Corporation's subsidiaries renewed for a one-year term a long-standing crude oil supply contract with BP Oil Supply Company, an affiliate of The British Petroleum Company p.l.c. of which Mr. Press then served as President. Pursuant to this contract, the Corporation's subsidiary purchased crude oil with an aggregate value of $551,307,000 for its Virgin Islands refinery during 1994. All prices and other terms thereunder were negotiated at arms length. The Corporation's subsidiary expects to renew this contract and purchase a comparable amount of crude oil thereunder in 1995.

     See "Compensation Committee Interlocks and Insider Participation" under "Executive Compensation and Other Information" with respect to transactions involving the Corporation and Mr. Leon Hess.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

  SUMMARY OF COMPENSATION

     The following table sets forth information on cash and other compensation paid or accrued for each of the fiscal years ended December 31, 1994, 1993 and 1992 to each of the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer, for services in all capacities to the Corporation and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                 --------------------------------------   -------------------------------------
                                                                                   AWARDS             PAYOUTS
                                                                          ------------------------   ----------
                                                                          RESTRICTED    SECURITIES
                                                             OTHER           STOCK      UNDERLYING                   ALL OTHER
   NAME AND PRINCIPAL                                       ANNUAL        AWARD(S)($)    OPTIONS/       LTIP      COMPENSATION($)
        POSITION          YEAR   SALARY($)   BONUS($)   COMPENSATION($)       **         SARS(#)     PAYOUTS($)         ***
- ------------------------  ----   ---------   --------   ---------------   -----------   ----------   ----------   ---------------
          (a)             (b)       (c)        (d)            (e)             (f)          (g)          (h)             (i)
- ------------------------  ----   ---------   --------   ---------------   -----------   ----------   ----------   ---------------
Leon Hess,..............  1994     300,000        --             --               --           --           --          7,500
  Chairman of the Board   1993     300,000        --             --               --           --           --         11,792
    and Chief Executive   1992     300,000        --             --               --           --           --         11,443
    Officer

Robert F. Wright,.......  1994   1,025,000        --             --          990,000           --           --          7,500
  President and Chief     1993   1,025,000        --             --               --           --           --         11,792
    Operating Officer     1992   1,025,000        --             --               --           --           --         11,443

John B. Hess,...........  1994     735,000        --             --          990,000           --           --          7,500
  Senior Executive Vice   1993     735,000        --             --               --           --           --         11,792
    President             1992     735,000        --             --               --           --           --         11,443

W. S. H. Laidlaw,.......  1994     575,000        --        203,000*         990,000           --           --          7,500
  Executive Vice          1993     575,000        --         30,000*              --           --           --         11,792
    President             1992     575,000        --         72,000*              --           --           --         11,443

John Y. Schreyer,.......  1994     550,000        --             --          495,000           --           --          7,500
  Executive Vice          1993     550,000        --             --               --           --           --         11,792
    President and Chief   1992     525,000        --             --               --           --           --         11,443
    Financial Officer

- ---------------
  * In connection with Mr. Laidlaw's overseas employment, the Corporation makes payments on behalf of Mr. Laidlaw to United Kingdom taxing authorities equal to the difference between Mr. Laidlaw's actual United Kingdom income tax liability and a notional United States income tax on his compensation. These disbursements made in 1994 (for several tax years), 1993 and 1992, based on the average dollar-sterling exchange rate for each such year, amounted to approximately $179,000, $30,000 and $54,000, respectively. The amounts shown in column (e) for 1994 and 1992 also include disbursements made in connection with Mr. Laidlaw's use of an automobile.

 ** At December 31, 1994, the named executives each held shares of restricted
    Common Stock, subject to vesting pursuant to the Corporation's Executive Long-Term Incentive Compensation and Stock Ownership Plan (the "Plan"), in the following amounts and having the following aggregate market values at such date: Mr. Wright, 35,000 shares, $1,596,875; Mr. J. B. Hess, 40,000 shares, $1,825,000; Mr. Laidlaw, 35,000 shares, $1,596,875; and Mr.
    Schreyer, 30,000 shares, $1,368,750. To the extent paid on the Corporation's Common Stock generally, dividends accrue on shares of restricted stock and are held in escrow until vesting, at which time they are paid, together with interest accrued thereon at short-term market rates, to the named executives. In addition to shares of restricted stock awarded in 1994, the named executives were awarded book value appreciation units, which are subject to vesting pursuant to the Plan together with related shares of restricted stock and which had no value on the date of award, in the following amounts: Mr. Wright, 20,000 units; Mr. J. B. Hess, 20,000 units; Mr. Laidlaw, 20,000 units; and Mr. Schreyer, 10,000 units. At December 31, 1994, the named executives held book value appreciation units subject to vesting in the following amounts and having the following aggregate dollar values at such date: Mr. Wright, 35,000 units, $59,700; Mr. J. B. Hess, 40,000 units, $55,200; Mr. Laidlaw, 35,000 units, $44,500; and Mr. Schreyer,
    30,000 units, $40,400. Each book value appreciation unit entitles the holder to a cash payment equal to the increase, if any, in the book value per share of Common Stock over the vesting period of the restricted stock.

    The award of restricted stock and book value appreciation units shown in column (f) for Mr. Wright was made in February 1994 and consisted of 20,000 shares and 20,000 units vesting on the following schedule: 10,000 shares and units six months from the date of award; and 10,000 shares and units one year from the date of award.

*** Amounts shown in column (i) represent matching contributions of the Corporation credited to the named executive officers under the Corporation's Employees' Savings and Stock Bonus Plan.

  RETIREMENT PLANS

     The following table shows the estimated pension benefits payable to a covered participant at normal retirement age under the Corporation's Employees' Pension Plan (the "Pension Plan"), a qualified defined benefit pension plan, as well as a nonqualified supplemental plan that provides benefits, paid from the general assets of the Company, that would otherwise be paid to participants under the Pension Plan but for certain Internal Revenue Code limitations on qualified plan benefits and compensation, based on remuneration that is covered under the Pension Plan and supplemental plan and years of service:

                               PENSION PLAN TABLE

                                       YEARS OF SERVICE
                 -------------------------------------------------------------
REMUNERATION        15           20           25           30           35
- ------------     ---------    ---------    ---------    ---------    ---------
 $  300,000      $  72,000    $  96,000    $ 120,000    $ 144,000    $ 168,000
    500,000        120,000      160,000      200,000      240,000      280,000
    600,000        144,000      192,000      240,000      288,000      336,000
    700,000        168,000      224,000      280,000      336,000      392,000
    800,000        192,000      256,000      320,000      384,000      448,000
  1,000,000        240,000      320,000      400,000      480,000      560,000
  1,250,000        300,000      400,000      500,000      600,000      700,000

     A participant's remuneration covered by the Pension Plan and the supplemental plan is twelve times the participant's average monthly compensation (as reported on an annual basis in column (c) of the Summary Compensation Table) in the 36 consecutive months (or the number of consecutive months of employment, if fewer) of highest compensation during the 60 months immediately preceding the participant's retirement date. Benefits shown are computed as a straight life annuity beginning at age 65 and do not reflect the offset for a portion of social security benefits as required under the Pension Plan. Covered compensation for the named executives (other than Mr. Leon Hess) as of December 31, 1994 was: Mr. Wright: $1,025,000; Mr. J. B. Hess:
$735,000; Mr. Laidlaw: $575,000; and Mr. Schreyer: $541,667.

     Since April 1, 1985, Mr. Leon Hess has been receiving annual pension benefits under the Employees' Pension Plan of $120,391 as required under Section 401(a)(9) of the Internal Revenue Code. The years of credited service for the named executives under the Pension Plan and, except for Messrs. Leon Hess and Schreyer, the supplemental plan as of February 1, 1995, are as follows: John B. Hess, 17 years; Leon Hess, 62 years; W. S. H. Laidlaw, 13 years; John Y. Schreyer, 4 years; and Robert F. Wright, 31 years. As of February 1, 1995, Mr. Schreyer had 30 years of credited service under the supplemental plan pursuant to a determination of the Compensation and Incentive Awards Committee, which gave Mr. Schreyer credit for 26 years of prior service with Ernst & Young (or its predecessors) for purposes of determining benefits payable under the supplemental plan. However, retirement benefits payable to Mr. Schreyer in connection with his prior employment will be deducted from benefits payable under the supplemental plan. Mr. Leon Hess is ineligible to receive benefits under the supplemental plan.

  DIRECTORS' COMPENSATION

     Each director who is not an employee of the Corporation or any of its subsidiaries receives an annual fee of $50,000 and a fee of $1,000 for each Board of Directors' and Stockholders' meeting attended. Each such director receives an annual fee of $4,000 for membership on each committee of the Board of Directors (other than the Compensation and Incentive Awards Committee) on which such director serves and a fee of $1,000 for each committee meeting attended, except that each such director who is a member of the Executive Committee receives an annual fee of $75,000, but no fee for each meeting attended. The members of the Executive Committee are Leon Hess, Chairman, Nicholas F. Brady, John B. Hess, Thomas H. Kean, W. S. H. Laidlaw, Michael W. Press, John Y. Schreyer, William I. Spencer and Robert F. Wright. Messrs. L. Hess, J. B. Hess, Laidlaw, Press, Schreyer and Wright are employees of the Corporation and receive no additional compensation for serving on any committee of the Board of Directors.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Leon Hess, Hadley, Pogue and Spencer served as members of the Corporation's Compensation and Incentive Awards Committee during 1994. Mr. Leon Hess also served as Chief Executive Officer of the Corporation during 1994 and continues to serve in that position.

     Mr. Leon Hess owns 11 1/2%, and owns a 50% equity interest in another corporation which owns 34%, of the capital stock of Galaxie Corporation, of which Southland Oil Co. ("Southland") is a wholly-owned subsidiary. From January 1, 1994 through January 31, 1995, the Corporation sold $19,540,000 of crude oil to Southland at competitive market prices. It is expected that the Corporation's dealings with this company will continue in 1995.

     Mr. Leon Hess owns 50% of the capital stock of Mississippi Valley Gas Company ("Mississippi Valley"), of which Mississippi Energies Inc. is a wholly-owned subsidiary. Prior to 1994, the Corporation, Southland, Mississippi Energies Inc. and Capitol Street Corporation, a wholly-owned subsidiary of Galaxie Corporation, participated with unrelated third parties in the drilling of two oil and gas development wells in Mississippi, in one of which the above-named parties own undivided interests of 40%, 13%, 13% and 13%, respectively, and in one of which they own undivided interests of 45%, 15%, 15% and 15%, respectively. The Corporation also participated in the construction of a gathering system in which the above-named parties own undivided interests of 40%, 13%, 13% and 13%, respectively. Pursuant to the terms of its participations, the Corporation expended $120,000 for operating expenses in 1994 in connection with the operation of these wells. The Corporation sold its share of natural gas produced from these wells during 1994 to Mississippi Valley for $134,000. The Corporation believes that the terms of its participation in each of these wells and the gathering system and the prices and terms of its sales of natural gas production therefrom are at least as favorable to it as those it would have received if all participants and the purchaser of such natural gas production were unrelated third parties. In 1995, the Corporation will incur its share of operating expenses for the wells and the gathering system. The Corporation also expects to continue to sell its share of natural gas production from these wells to Mississippi Valley at competitive market prices during 1995.

  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Incentive Awards Committee (the "Committee") of the Board of Directors of the Corporation is responsible for approving and administering the Corporation's compensation policies for executive officers and approving the compensation of the Chief Executive Officer. The following report was prepared by the Committee after its meeting on February 1, 1995 and the Committee reported to the Board of Directors at its meeting held March 1, 1995.

  Executive Compensation Policies.

     The Corporation's executive compensation policy is designed to attract and retain executives and motivate them to achieve the Corporation's business goals through a combination of cash and stock-based compensation. The key elements of executive compensation consist of cash salary, occasional discretionary cash bonuses, and restricted stock awards. However, in considering executive compensation, the Committee also takes into account the full compensation package afforded to each executive, including retirement benefits and other benefits generally available to all eligible employees, such as the Corporation's matching contributions under the Employees' Savings and Stock Bonus Plan, and group life insurance and health benefits.

     Cash Compensation -- Salary. Cash salary is the primary element of executive compensation. The Committee believes that, in general, cash salary represents a higher percentage of total direct compensation for the Corporation's executive officers than for executive officers of most similarly-sized companies. In determining salary levels for executive officers, the Committee considers the following subjective and quantitative factors:

     - job level and responsibility;

     - recent corporate performance, including results of operations, success in implementing corporate strategy and long-term goals and development of future strategies;

     - individual performance, particularly as related to special projects or for extraordinary contributions; and

     - an objective of keeping total cash compensation at the 75th percentile or better of a group of companies compiled by an independent consultant comprising 135 industrial companies with sales in excess of $1 billion (which group includes 2 companies also included in Standard & Poor's Oil (Domestic Integrated) Stock Index discussed under "Performance Graph"), in recognition of the Corporation's need to remain competitive in attracting and retaining talented executives to work as part of a lean management team functioning in a demanding corporate and market environment.

The Committee has access to independent consultants to aid in establishing salary and compensation levels.

     There were no salary increases for executive officers in 1994 because of the difficult conditions which continued to prevail in the petroleum industry and the Corporation's significant operating loss in 1993.

     Cash Compensation -- Bonus. Cash bonuses are generally not paid, but they are occasionally utilized to reward extraordinary effort by an individual or performance which was particularly beneficial to the Corporation.

     Although cash bonuses are granted on a discretionary basis primarily to reward individual contribution and thus are not necessarily tied to any particular measure or level of corporate performance, such bonuses have generally been awarded more liberally following periods of superior performance by the Corporation. For example, cash bonuses were paid for 1990 following two years of substantially improved earnings. No cash bonuses have been paid since.

     Restricted Stock. Under the Corporation's Executive Long-Term Incentive Compensation and Stock Ownership Plan approved by stockholders of the Corporation in 1981, restricted shares of the Corporation's Common Stock together with book value appreciation units (each representing the increase, if any, in the Corporation's book value per share of Common Stock over the vesting period) are awarded to attract and retain key management and executive employees and to provide incentives for such employees to work for the Corporation's long-term growth and return to stockholders. Although the Plan gives the Committee discretion to determine the terms of vesting and payment, in the past these awards generally have had a five-year vesting period, assuring that individuals who vest in such shares and units have been participants in long-term corporate efforts. In selecting employees to participate in the Plan and in determining the amount of an award to be granted, the Committee considers a number of subjective factors, including the functions and responsibilities of the employee, the employee's past and potential contribution to the profitability and growth of the Corporation, the value of the employee's services, and the amount and timing of prior awards. The Plan originally had 1,500,000 shares of Common Stock and an equal number of book value appreciation units available for grant; at year-end 1994, the Plan had 179,500 shares of Common Stock and 179,500 book value appreciation units available for grant. The Plan is scheduled to expire in 1997. Awards of 482,500 shares and 482,500 book value appreciation units were made in 1994. These awards were made in an effort to retain key management and executive employees and to maintain competitive overall compensation levels following a three-year period in which little or no salary increases were given to executive officers. Included in these awards were 142,000 shares and 142,000 book value appreciation units granted to executive officers. Of this amount, 20,000 shares and 20,000 book value appreciation units, vesting 50% in six months and 50% in one year, were granted to Mr. Robert
F. Wright, President of the Corporation, in February 1994. This award was made in recognition of the fact that Mr. Wright had worked well past his retirement age in order to devote most of his time over the two and one-half years prior to the award to the massive project of constructing the fluid catalytic cracking unit and associated gasoline upgrading facilities at the Corporation's Virgin Islands refinery, spending much of 1993 in the Virgin Islands away from his family.

     Other Benefit Plans. The Corporation has adopted certain broad-based employee benefit plans in which executive officers are permitted to participate on the same terms as other eligible employees of the Corporation, subject to applicable limits imposed on contributions and benefits under Internal Revenue Code regulations. In addition to group life insurance and health benefit plans, the Corporation has adopted the Employees' Savings and Stock Bonus Plan, approved by stockholders in 1981, under which participants can elect to invest, on a pre-tax or after-tax basis, up to 5% of salary in several funds, one of which invests in the Corporation's Common Stock, and the Corporation provides matching contributions for each participant, all of which are invested in the Corporation's Common Stock. The Corporation believes that this matching structure helps to align the financial interests of all participants with those of stockholders by encouraging them to work toward enhancing the value of the Corporation's Common Stock.

  Compensation of Chief Executive Officer.

     The Committee believes that the circumstances determining the compensation of the Chief Executive Officer are unique and may be simply stated. Recognizing his significant ownership position in the Corporation, Mr. Leon Hess, Chairman of the Board and Chief Executive Officer, has requested that his compensation remain at below-market levels and the Committee has approved this request for 1995. His annual salary has been kept at $300,000 since 1987. As a member of the Compensation and Incentive Awards Committee, Mr. Leon Hess is ineligible to receive awards of restricted stock or book value appreciation units and has never received any such awards, nor has he received any cash bonus or any other type of long-term incentive compensation. In short, the Committee believes that Mr. Leon Hess' total compensation for 1994, consistent with his levels of compensation for prior years, remained at a level far below that of his counterparts at similarly-sized companies and below that which may otherwise have been warranted by the Corporation's past performance.

            Peter S. Hadley                     William A. Pogue

            Leon Hess                           William I. Spencer

  PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total shareholder return, assuming reinvestment of dividends, on the Corporation's Common Stock with the cumulative total return, assuming reinvestment of dividends, of the Standard & Poor's 500 Stock Index, which includes the Corporation, and the cumulative total return, assuming reinvestment of dividends, of Standard & Poor's Oil (Domestic Integrated) Stock Index, a published industry index which includes the Corporation, as of each December 31 over a five-year period commencing on December 31, 1989 and ending on December 31, 1994:

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)
                            YEARS ENDED DECEMBER 31

                                                                    S&P OIL
                                                                   (DOMESTIC
      MEASUREMENT PERIOD         AMERADA HESS    S&P 500 STOCK   INTEGRATED)
    (FISCAL YEAR COVERED)         CORPORATION        INDEX        STOCK INDEX
1989                                    100.00          100.00          100.00
1990                                     96.35           96.89           94.94
1991                                     99.87          126.42           88.76
1992                                     98.05          136.05           90.64
1993                                     97.35          149.76           95.50
1994                                     99.71          151.74          100.20

OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of the most recent practicable date, information as to the ownership of more than 5% of any class of the Corporation's voting securities by beneficial owners known by the Corporation to hold more than 5% of any such class:

                                                                  AMOUNT AND
                                      NAME AND ADDRESS            NATURE OF
                                       OF BENEFICIAL              BENEFICIAL          PERCENT
       TITLE OF CLASS                      OWNER                 OWNERSHIP(a)         OF CLASS
- -----------------------------  ------------------------------    ------------         --------

Common Stock.................  Leon Hess                          11,985,226(b)        12.9
                               c/o Amerada Hess Corporation
                               1185 Avenue of the Americas
                               New York, New York 10036
Common Stock.................  FMR Corp.                          12,663,400(c)        13.62
                               82 Devonshire Street
                               Boston, Massachusetts 02109

- ---------------

     (a) The information in the above table and in the notes thereto, other than with respect to Mr. Leon Hess, was obtained from the Schedule 13G filed with the Securities and Exchange Commission in February 1995 by FMR Corp. Information with respect to Mr. Leon Hess is as of February 1, 1995 and with respect to FMR Corp. is as of December 31, 1994.

     (b) Mr. Leon Hess has sole voting and dispositive power over these shares.

     (c) This amount includes 850,782 shares as to which such beneficial owner has sole voting power, 10,900 shares as to which it has shared voting power, 12,652,500 shares as to which it has sole dispositive power and 10,900 shares as to which it has shared dispositive power. FMR Corp. controls Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, which beneficially owns and has sole dispositive power, but no voting power, over 11,260,218 shares of Common Stock of the Corporation as a result of acting as investment adviser to several registered investment companies. FMR Corp. also controls Fidelity Management Trust Company, a wholly-owned bank subsidiary which is the beneficial owner of 1,239,082 shares of Common Stock of the Corporation, of which it has sole dispositive power over all such shares and of which it has sole voting power over 697,582 shares.

     Mr. Edward C. Johnson 3d and Abigail P. Johnson each own 24.9% of the outstanding voting common stock of FMR Corp. Mr. Johnson is chairman of FMR Corp. Various Johnson family members and trusts for the benefit of Johnson family members own FMR Corp. voting common stock. These Johnson family members, through their ownership of voting common stock and the execution of a family shareholders' voting agreement, form a controlling group with respect to FMR Corp. The number of shares reported in the table above with respect to such beneficial owner includes 23,400 shares owned directly by Mr. Johnson or in Johnson family trusts. Mr. Johnson has sole voting and dispositive power over 12,500 shares, and shared voting and dispositive power over 10,900 shares.

     Of the shares reported in the table above with respect to such beneficial owner, 140,700 shares are beneficially owned by Fidelity International Limited ("FIL"), a Bermudian joint stock company and an investment adviser to various foreign investment companies and certain institutional investors. FIL has sole voting and dispositive power over these shares. A partnership controlled by Mr. Edward C. Johnson 3d and members of his family owns shares of FIL stock having 47.22% of the voting power of FIL voting stock. Mr. Johnson is also the chairman of FIL. FIL currently operates as an entity independent of FMR Corp. and Fidelity. FMR Corp. and FIL are of the view that they are not acting as a group for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required thereunder to attribute to each other securities beneficially owned by each other. However, FMR Corp. made its 13G filing on a voluntary basis as if all of the shares are beneficially owned by FMR Corp. and FIL on a joint basis.

OWNERSHIP OF EQUITY SECURITIES BY MANAGEMENT

     The table below sets forth as to each director and named executive officer, and all directors and executive officers as a group, information regarding their ownership of equity securities of the Corporation on February 1, 1995, except as otherwise noted. The persons listed below each have sole voting and investment power as to all shares indicated except as set forth in the footnotes to the table. Where no information appears in the column "Percent of Outstanding Shares of Common Stock Owned", the securities held represent less than one percent of the Common Stock.

                                                            AMOUNT AND
                                                            NATURE OF         PERCENT OF
                                                            BENEFICIAL        OUTSTANDING
                                                           OWNERSHIP OF        SHARES OF
                                                              COMMON            COMMON
        NAME                                                 STOCK(a)         STOCK OWNED
        ----                                               ------------       -----------
    Marco B. Bianchi.......................................      18,895          --
    Nicholas F. Brady......................................       1,000(b)       --
    J. Barclay Collins II..................................      17,801          --
    Bernard T. Deverin.....................................      30,636          --
    Peter S. Hadley........................................       1,022(c)       --
    John B. Hess...........................................   1,584,737(d)       1.7
    Leon Hess..............................................   9,629,271         10.4
                                                              2,355,955(e)       2.5
    Edith E. Holiday.......................................       1,000          --
    Thomas H. Kean.........................................       1,000          --
    W. S. H. Laidlaw.......................................      61,761(f)       --
    H. W. McCollum.........................................      92,642          --
    Roger B. Oresman.......................................      77,824(g)       --
    William A. Pogue.......................................       1,000          --
    Michael W. Press.......................................      25,000          --
    John Y. Schreyer.......................................      32,720          --
    Richard B. Sellars.....................................       3,400          --
    William I. Spencer.....................................         500          --
    Robert F. Wright.......................................     131,356          --
    All directors and executive officers as a group........  14,221,652         15.3

- ---------------

     (a) These figures include 1,370 shares vested in the name of Mr. Bianchi, 10,132 shares vested in the name of Mr. J. B. Hess, 4,761 shares vested in the name of Mr. Laidlaw, 7,123 shares vested in the name of Mr. McCollum, 1,720 shares vested in the name of Mr. Schreyer, 11,267 shares vested in the name of Mr. Wright and 118,450 shares vested for all executive officers and directors as a group under the Corporation's Employees' Savings and Stock Bonus

         Plan, as to which these individuals and the group have investment power but generally do not have voting power, except with respect to shares purchased with each such individual's own contributions, which will be voted by the plan trustee in accordance with such individual's written instructions; and 5,000 shares held in escrow under the Corporation's Executive Long-Term Incentive Compensation and Stock Ownership Plan for Mr. Bianchi, 10,000 shares held in escrow under said Plan for Mr. Collins, 20,000 shares held in escrow under said Plan for Mr. J. B. Hess, 20,000 shares held in escrow under said Plan for Mr. Laidlaw, 25,000 shares held in escrow under said Plan for Mr. Press, 30,000 shares held in escrow under said Plan for Mr. Schreyer, 10,000 shares held in escrow under said Plan for Mr. Wright, and 153,000 shares held in escrow under said Plan for all executive officers and directors as a group, as to which these individuals and the group have voting power but not investment power.

     (b) Information as to Mr. Brady's ownership of equity securities is as of February 13, 1995.

     (c) Mr. Hadley holds these shares jointly with his wife and shares voting and investment power.

     (d) This figure includes 1,280,094 shares held by a family corporation, the preferred stock of which is held by a trust of which Mr. J. B. Hess is trustee and 33 1/3% of the common stock of which is owned by Mr. J. B. Hess. The preferred stock of such corporation has 99% of the total voting power of all classes of stock of such corporation. As trustee Mr. J. B. Hess has voting power and investment power with respect to such preferred stock. Mr. J. B. Hess' mother is the beneficiary of this trust and Mr. Leon Hess has a remainder interest therein. This figure also includes 65,063 shares held by a trust for the benefit of Mr. J.
         B. Hess and his children, of which Mr. J. B. Hess is trustee. This figure excludes 22,542 shares held by a trust of which Mr. J. B. Hess is the beneficiary.

     (e) This figure includes 175,218 shares held by five corporations (including that referred to in note (f) below) of which Mr. Leon Hess is an officer, director and owner of voting preferred stock having at least 80% of the total voting power of all classes of stock and 26,186 shares held by five trusts of which Mr. Leon Hess is trustee. It also includes 2,154,551 shares held by Hess Foundation, Inc. of which Mr. Leon Hess is an officer and a director. It excludes 107,286 shares held by Capitol Street Corporation, in which Mr. Hess indirectly owns an equity interest as described in "Compensation Committee Interlocks and Insider Participation" under "Executive Compensation and Other Information." Mr. Hess disclaims beneficial ownership of such shares. Mr. Leon Hess' address is in care of the Corporation, 1185 Avenue of the Americas, New York, New York 10036.

     (f) Mr. Laidlaw also owns the common stock of a corporation, the preferred stock of which is owned by Mr. Leon Hess, which owns 35,000 shares of Common Stock. The preferred stock has more than 92% of the total voting power of all classes of stock of this corporation.

     (g) This figure includes 67,926 shares held in trusts (including 22,542 shares held in the trust referred to in the last sentence of note (d) above) of which Mr. Oresman is a co-trustee and with respect to which he has shared voting and investment power.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Based on the recommendation of its Audit Committee, the Board of Directors has selected the firm of Ernst & Young as the independent auditors of the Corporation for the fiscal year ending December 31, 1995. Ernst & Young has acted for the Corporation in such capacity since November 1, 1971. The Board proposes that the stockholders ratify such selection at the Annual Meeting.

     If the stockholders do not ratify the selection of Ernst & Young, the selection of independent auditors will be reconsidered by the Board of Directors.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to come before the meeting. Should any unanticipated business properly come before the meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

     The cost of preparing and mailing this Proxy Statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Corporation. Solicitation will be made by mail. Some personal solicitation may be made by directors, officers and employees without special compensation, other than reimbursement for expenses. In addition, D. F. King & Co. has been retained to aid in the solicitation. The fees of said organization for this solicitation are not expected to exceed $20,000, exclusive of expenses.

     Proposals which stockholders wish to include in the Corporation's proxy materials relating to the 1996 Annual Meeting of Stockholders must be received by the Corporation no later than November 29, 1995.

     It is important that proxies be returned promptly. Stockholders are urged to date and sign the enclosed proxy and return it promptly in the accompanying envelope.

                      By order of the Board of Directors,

                                          CARL T. TURSI
                                                  Secretary
New York, New York
March 28, 1995

                           AMERADA HESS CORPORATION

                    PROXY SOLICITED BY BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 3, 1995

        The undersigned appoints LEON HESS, ROBERT F. WRIGHT and JOHN B. HESS, or any of them, proxies, each with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Amerada Hess Corporation to be held at its offices, 1 Hess Plaza, Route 9, Woodbridge, New Jersey, on May 3, 1995, at 2:00 p.m., local time, and all adjournments thereof as directed on the reverse side of this card and, in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof.

        The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies may do at the Meeting or at any adjournment thereof.

        PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR STOCK IS TO BE VOTED.

        IF NOT OTHERWISE SPECIFIED, SHARES WILL BE VOTED FOR ALL NOMINEES IN
ITEM 1 AND FOR PROPOSAL 2 ON THE REVERSE SIDE OF THIS CARD.

        Receipt of Notice of the Meeting and of the Proxy Statement is hereby acknowledged.

                               (Continued and to be signed on the other side)

            __________          ___________________          /X/ Please mark
              SHARES              DIV. REINV. SHS.                your votes
                                                                  like this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

1. Election of the following nominees as Directors for three-year term expiring in 1998:
            M.B. Bianchi, N.F. Brady, J.B. Collins II, L. Hess, T.H. Kean,
            H.W. McCollum

             FOR              WITHHOLD AUTHORITY
        all nominees       to vote for all nominees
             / /                     / /

WITHHOLD FOR THE FOLLOWING ONLY
(Write the name of the nominee(s) in the space below)

____________________________________________________




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2. Ratification of the selection of Ernst & Young LLP as independent auditors for fiscal year ending December 31, 1995.

             FOR           AGAINST       ABSTAIN
             / /             / /           / /



Date                              , 1995
- ------------------------------------------

Signature
- ------------------------------------------

Signature
- ------------------------------------------

Please mark, date, and sign your name as it appears to the left and return in the enclosed envelope. When signing as an attorney, executor, administrator, trustee, or guardian, please give title as such. If signer is a corporation, please sign full corporate name by authorized officer and attach corporate seal. For joint accounts, each joint owner should sign.

                       CONFIDENTIAL VOTING INSTRUCTIONS

                           AMERADA HESS CORPORATION
                   EMPLOYEES' SAVINGS AND STOCK BONUS PLAN

                      FOR ANNUAL MEETING OF STOCKHOLDERS
                   OF AMERADA HESS CORPORATION, MAY 3, 1995

NOTE: Members of the Amerada Hess Corporation Employees' Savings and Stock
      Bonus Plan (the "Plan") may instruct the Plan Trustee how to vote the shares credited to their Plan accounts that were purchased with employee contributions and with cash dividends on those shares. (This does not apply to shares derived from employer matching contributions.)

To: CHEMICAL BANK, as Trustee of the Plan

     The undersigned instructs the Trustee to vote all full and fractional shares credited to his or her account in the Amerada Hess Corporation Common Stock Fund in the Plan at the Annual Meeting of Stockholders of Amerada Hess Corporation to be held at its offices, 1 Hess Plaza, Route 9, Woodbridge, New Jersey, on May 3, 1995, at 2:00 p.m., local time, and all adjournments thereof, as directed on the reverse side of this card.

PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR STOCK IS TO BE VOTED.

Receipt of Notice of the Meeting and of the Proxy Statement is hereby acknowledged.

                (Continued and to be signed on the other side)

            __________                                      /X/ Please mark
              SHARES                                             your votes
                                                                  like this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

1. Election of the following nominees as Directors for three-year term expiring in 1998:
           M.B. Bianchi, N.F. Brady, J.B. Collins II, L. Hess, T.H. Kean,
           H.W. McCollum

             FOR              WITHHOLD AUTHORITY
        all nominees       to vote for all nominees
             / /                     / /

WITHHOLD FOR THE FOLLOWING ONLY
(Write the name of the nominee(s) in the space below)

____________________________________________________




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2. Ratification of the selection of Ernst & Young LLP as independent auditors for fiscal year ending December 31, 1995.

             FOR           AGAINST       ABSTAIN
             / /             / /           / /



Date                              , 1995
- ------------------------------------------

Signature
- ------------------------------------------
Signature
- ------------------------------------------

Please mark, date, and sign your name as it appears to the left and return in the enclosed envelope no later than April 25, 1995.